Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of our report dated January 25, 2002, with respect to the consolidated financial statements of Pacific Northwest Bancorp and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

Form	Registration Statement No.	Purpose
S-8	33-99742	InterWest Bank 1984 Stock Option Plan
S-8	33-99742	InterWest Bancorp, Inc. 1993 Incentive & Non-Incentive Stock Option Plans for Outside Directors
S-8	333-13191	Central Bancorporation 1992 Employee Stock Option Plan & Central Bancorporation Director Stock Option Plan
S-8	333-24525	InterWest Bancorp, Inc. 1996 Outside Directors Stock Options-For-Fees Plan
S-8	333-50685	First National Bank Of Port Orchard 1990 Employee & Director Stock Option Plan
S-8	333-57679	Pacific Northwest Bank 1988 Stock Option Plan & Pioneer Bancorp, Inc. Amended And Restated Incentive Stock Option Plan
S-8	333-65839	Kittitas Valley Bancorp 1996 Director Stock Option Plan & Kittitas Valley Bancorp Employee Stock Option Plan
S-8	333-76014	Amended and Restated Pacific Northwest Bancorp Salary Deferral 401(k) Plan

/s/ Ernst & Young LLP

Seattle, Washington

March 25, 2002